UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2010

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Agreement

On June 5, 2010, AsiaInfo Holdings, Inc., a Delaware corporation (the “Company”), entered into a Supplemental Agreement (the “Supplemental Agreement”) with Linkage Technologies International Holdings Limited, a company organized under the laws of the Cayman Islands (“Linkage”), certain shareholders of Linkage, and the Shareholders’ Agent as defined therein. The Supplemental Agreement set forth certain additional agreements of the parties in connection with the Business Combination Agreement dated as of December 4, 2009 by and among the parties (the “Combination Agreement”) pursuant to which the Company agreed to combine its business with the business of Linkage through its acquisition of 100% of the outstanding share capital of Linkage’s wholly-owned subsidiary Linkage Technologies Investment Limited (the “Combination”).

Pursuant to the Supplemental Agreement, the parties agreed that the closing date of the Combination will be July 1, 2010, or such other date as the parties mutually agree in writing. The parties also agreed that several conditions to closing the Combination (the “Closing”) had been satisfied or validly waived as of June 5, 2010. The parties also agreed that the Combination Agreement could not be terminated for breach of representations or warranties, failure to obtain required approvals of the Company’s stockholders, or failure to consummate the transaction by June 4, 2010, and that the Company or Linkage may, subject to certain terms and conditions, terminate the Combination Agreement and abandon the Combination at any time after July 31, 2010 if the Combination has not been consummated.

Lock-Up Agreements

Concurrently and in connection with the execution of the Supplemental Agreement, LT International Limited, an entity controlled by Libin Sun, the Chairman and Chief Executive Officer of Linkage, Guoxiang Liu, a director and President of Linkage, Xiwei Huang, a director and the Chief Operating Officer and Chief Accounting Officer of Linkage, and Haidong Pang, a shareholder of Linkage, entered into revised lock-up agreements. In addition, all other shareholders of Linkage entered into lock-up agreements. The lock-up agreements prohibit transfers of the Company’s shares received pursuant to the Combination Agreement until they are released from lock-up, subject to certain exceptions. At each of the 6-month, 12-month, and 18-month anniversaries of the Closing, 25% of the shares will be released from lock-up. On the 24-month anniversary of the Closing, an additional 15% of the shares will be released from lock-up, and on the 36-month anniversary of the Closing, the remaining 10% of the shares will be released from lock-up.

Employment Agreements

Concurrently and in connection with the Supplemental Agreement, the Company entered into a Master Executive Employment Agreement, a Confidentiality and Non-Competition Agreement, a three-year term PRC Employment Contract, and a Change of Control Severance Agreement (collectively, the “Employment Agreements”) with each of Libin Sun, Xiwei Huang, and Guoxiang Liu. Each of the Employment Agreements will only be effective on the Closing. Pursuant to the Employment Agreements, Mr. Sun will serve as our Executive Co-Chairman, Dr. Huang will serve as our Chief Operating Officer, and Mr. Liu will serve as our Executive Vice President. Each of Mr. Sun, Dr. Huang, and Mr. Liu will receive an annual base salary in an amount determined by the Compensation Committee of the Company’s board of directors, will be eligible for an annual bonus in an amount depending upon their achievement of annual performance objectives, and will be entitled to participate in the health insurance, life insurance, long term disability insurance and other employee benefit arrangements generally available to the Company’s employees. If we terminate the employment of Mr. Sun, Dr. Huang, or Mr. Liu without cause or they resign for good reason within the one-year period immediately following a change of control, they will be entitled to certain severance payments comparable to those the Company provides to its other executive officers.

The foregoing descriptions of the Supplemental Agreement, the lock-up agreements, and the Employment Agreements, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 7, 2010, the Company announced that it entered into the Supplemental Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Supplemental Agreement, dated June 5, 2010, by and among the Company, Linkage Technologies International Holdings Limited and the other parties thereto

10.2	Form of Lock-Up Agreement, dated June 5, 2010

10.3	Master Employment Agreement (including Confidentiality and Non-Competition Agreement, PRC Employment Contract, and Change of Control Severance Agreement), dated as of June 5, 2010, with Libin Sun

10.4	Master Employment Agreement (including Confidentiality and Non-Competition Agreement, PRC Employment Contract, and Change of Control Severance Agreement), dated as of June 5, 2010, with Xiwei Huang

10.5	Master Employment Agreement (including Confidentiality and Non-Competition Agreement, PRC Employment Contract, and Change of Control Severance Agreement), dated as of June 5, 2010, with Guoxiang Liu

99.1	Press release dated June 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: June 7, 2010		/S/ WEI LI
	Name:	Wei Li
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Supplemental Agreement, dated June 5, 2010, by and among the Company, Linkage Technologies International Holdings Limited and the other parties thereto

10.2	Form of Lock-Up Agreement, dated June 5, 2010

10.3	Master Employment Agreement (including Confidentiality and Non-Competition Agreement, PRC Employment Contract, and Change of Control Severance Agreement), dated as of June 5, 2010, with Libin Sun

10.4	Master Employment Agreement (including Confidentiality and Non-Competition Agreement, PRC Employment Contract, and Change of Control Severance Agreement), dated as of June 5, 2010, with Xiwei Huang

10.5	Master Employment Agreement (including Confidentiality and Non-Competition Agreement, PRC Employment Contract, and Change of Control Severance Agreement), dated as of June 5, 2010, with Guoxiang Liu

99.1	Press release dated June 7, 2010